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                                      EXHIBIT 11.0
                            COMPUTATION OF PER SHARE EARNINGS



                                                                                            THREE MONTHS ENDED
                                                                                                 MARCH 31,
                                                                                 ----------------------------------------
                                                                                       2001                   2000
                                                                                 -----------------      -----------------
                                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net income..............................................................            $     37                 $     32
                                                                                    --------                 --------
Average shares outstanding..............................................                 285                      285
                                                                                    --------                 --------
Per share amount........................................................            $   0.13                 $  (0.11)
                                                                                    ========                 =========

Net income..............................................................            $     37                 $     32
                                                                                    --------                 --------
Average shares outstanding..............................................                 285                      285
Net effect of dilutive stock options based on the treasury stock method using the average market price or quarter end price,
     whichever is greater...............................................                  --                       12
                                                                                    --------                 --------
         Total shares outstanding.......................................                 285                      297
                                                                                    --------                 --------
Per share amount........................................................            $   0.13                 $   0.11
                                                                                    ========                 ========

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